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                                                                  Exhibit (j)(5)

                               CONSENT OF COUNSEL


         We hereby consent to the use of our name and to the references to our firm under the caption "Counsel" included in the Statement of Additional Information that is included in Post-Effective Amendment No. 67 to the Registration Statement on Form N-1A of BlackRock Provident Institutional Funds under the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended (File Nos. 2-47015; 811-02354).



                                            /s/ Willkie Farr & Gallagher
                                            -----------------------------------
                                            Willkie Farr & Gallagher


January 29, 2001
New York, New York